SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 26, 2002
(To Prospectus dated December 14, 2001)


                                  CWABS, INC.
                                   Depositor

                         Countrywide Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2002-S2

                               ---------------


----------------------------
The Class A-3
Certificates represent
obligations of the trust                  The Class A-3 Certificates
only and do not
represent an interest in                  o  This supplement relates to the
or obligation of                             offering of the Class A-3
CWABS, Inc.,                                 Certificates of the series
Countrywide Home                             referenced above. This supplement
Loans, Inc.,                                 does not contain complete
Countrywide Home                             information about the offering of
Loans Servicing LP or                        the Class A-3 Certificates.
any of their affiliates.                     Additional information is
                                             contained in the prospectus
This supplement may be                       supplement dated June 26, 2002,
used to offer and sell the                   prepared in connection with the
offered certificates only                    offering of the offered
if accompanied by the                        certificates of the series
prospectus supplement                        referenced above and in the
and the prospectus.                          prospectus of the depositor dated
                                             December 14, 2001. You are urged
----------------------------                 to read this supplement, the
                                             prospectus supplement and the
                                             prospectus in full.

                                          o  As of November 25, 2003, the
                                             certificate principal balance of
                                             the Class A-3 Certificates was
                                             approximately $30,745,000.







Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

December 1, 2003

                               THE MORTGAGE POOL

     As of November 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 4,647 Mortgage Loans having an aggregate Stated Principal Balance of approximately $136,660,644.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                      As of November 1, 2003
                                                                                                -----------------------------------

Total Number of Mortgage Loans..............................................................       4,647
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
           30-59 days.......................................................................           0.56%
           60-90 days.......................................................................           0.13%
           91 days or more (excluding pending foreclosures).................................           0.60%
                                                                                                       -----
          Total Delinquencies...............................................................           1.29%
                                                                                                       =====
Foreclosures Pending........................................................................           0.00%
                                                                                                       -----
Total Delinquencies and foreclosures pending................................................           1.29%
                                                                                                       =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of prime quality closed-end second lien mortgage loans originated by Countrywide Home Loans, Inc. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due;

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                               Delinquency and Foreclosure Experience

                                                    As of December 31, 2000                         As of December 31, 2001
                                       ---------------------------------------------   --------------------------------------------
                                                 Principal                                      Principal
                                                  Balance              Percentage                Balance               Percentage
                                       --------------------------- -----------------   ---------------------------- ---------------
Total Portfolio.....................   $ 2,730,028,318.03                 100.00%      $ 3,017,257,168.98                100.00%
Delinquency Percentage
30-59 Days..........................   $    20,528,290.53                   0.75%      $    37,722,636.27                  1.25%
60-89 Days..........................         2,282,705.64                   0.08             6,553,870.99                  0.22
90+ Days............................         4,740,854.66                   0.17            10,676,444.98                  0.35
                                       --------------------------- -----------------   ---------------------------- --------------
Sub-Total...........................   $    27,551,850.83                   1.01%      $    54,952,952.24                  1.82%
                                       --------------------------- -----------------   ---------------------------- --------------
Foreclosure Rate....................   $       592,515.58                   0.02%      $       624,444.33                  0.02%
Bankruptcy Rate.....................   $     5,104,335.24                   0.19%      $     5,935,277.19                  0.20%


                                                    As of December 31, 2002                         As of September 31, 2003
                                       ---------------------------------------------   --------------------------------------------
                                                 Principal                                      Principal
                                                  Balance              Percentage                Balance               Percentage
                                       --------------------------- -----------------   ---------------------------- ---------------
Total Portfolio.....................   $ 2,977,648,188.55                 100.00%        $ 3,132,250,440.55                100.00%
Delinquency Percentage
30-59 Days..........................   $    35,866,848.98                   1.20%        $    29,671,183.76                  0.95%
60-89 Days..........................         8,170,028.78                   0.27               7,826,615.29                  0.25
90+ Days............................        11,452,759.17                   0.38               9,966,868.26                  0.32
                                       --------------------------- -----------------   ---------------------------- ---------------
Sub-Total...........................   $    55,489,636.93                   1.86%        $    47,464,667.31                  1.52%
                                       --------------------------- -----------------   ---------------------------- ---------------
Foreclosure Rate....................   $     1,118,143.13                   0.04%        $       834,199.77                  0.03%
Bankruptcy Rate.....................   $    11,174,889.85                   0.38%        $    11,850,123.84                  0.38%


                                                                 3

                   DESCRIPTION OF THE CLASS A-3 CERTIFICATES

     The Class A-3 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of November 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class A-3 Certificates was approximately $30,745,000, evidencing a beneficial ownership interest of approximately 22.50% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $107,635,644 and evidenced in the aggregate a beneficial ownership interest of approximately 78.76% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $29,025,000, and evidenced in the aggregate a beneficial ownership interest of approximately and 21.24% in the Trust Fund. For additional information with respect to the Class A-3 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The November 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of One-Month LIBOR remains constant at 1.50% per annum; (vi) the Pass-Through Rates for the Certificates remain constant at the rates applicable prior to the Optional Termination Date and the Pass-Through Rates for the Certificates are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class A-3 Certificates is December 4, 2003; and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised on the Optional Termination Date.

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans. The Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") assumes that the outstanding principal balance of the

Mortgage Loans prepays at a constant annual rate of 30% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 30% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance is prepaid over the course of a year.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A-3 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

                             Percent of Certificate Principal Balance Outstanding

                                                   0%       20%      25%      30%      35%      40%      45%
                                                   --       ---      ---      ---      ---      ---      ---

Distribution Date
-----------------

Initial Percentage                                 100%     100%     100%     100%     100%     100%     100%
December 25, 2004...........................       100      70       47       24       2        0        0
December 25, 2005...........................       100      31       1        0        0        0        0
December 25, 2006............................      100      12       0        0        0        0        0
December 25, 2007............................      100      0                 0        0        0        0
December 25, 2008............................      100      0        0        0        0        0        0
December 25, 2009............................      100      0        0        0        0        0        0
December 25, 2010............................      100      0        0        0        0        0        0
December 25, 2011............................      100      0        0        0        0        0        0
December 25, 2012............................      100      0        0        0        0        0        0
December 25, 2013............................      100      0        0        0        0        0        0
December 25, 2014............................      100      0        0        0        0        0        0
December 25, 2015............................      100      0        0        0        0        0        0
December 25, 2016............................      100      0        0        0        0        0        0
December 25, 2017............................      0        0        0        0        0        0        0
Weighted Average Life in years (1)                 13.2     1.7      1.1      0.9      0.7      0.6      0.6
Weighted Average Life in years (1)(2)              13.2     1.7      1.1      0.9      0.7      0.6      0.6

     ------------------------------------------
     (1) Determined as specified in the Prospectus Supplement.
     (2) To the related Optional Termination Date.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-3 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B to the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-3 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-3 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

     Although the Exemption was amended in late 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A-3 Certificates.

                                    RATINGS

     The Class A-3 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-3 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans as of the Reference Date

Total Number of Loans                                             4,647
Aggregate Principal Balance                                   $136,660,644
Average Principal Balance                                        $29,408                      $402 to $450,873
Weighted Average Mortgage Rate                                    8.959%                    6.000% to 14.500%
Net Weighted Average Mortgage Rate                                8.700%                    5.741% to 14.241%
Weighted Average Original Term (months)                            179                         120 to 360
Weighted Average Remaining Term (months)                           159                           3 to 344
Weighted Average Combined Loan-to-Value Ratio                     90.05%                     5.43% to 100.00%

                                               Mortgage Rates for the Mortgage Loans
                                                     as of the Reference Date


                                                                                        Aggregate             Percent of the
                                                                                        Principal             Reference Date
                                                            Number of                    Balance                 Aggregate
Mortgage Rates(%)                                         Mortgage Loans               Outstanding           Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
6.000 - 6.499                                                   11                        $526,199                   0.39       %
6.500 - 6.999                                                   33                       $2,439,612                  1.79
7.000 - 7.499                                                   71                       $2,568,386                  1.88
7.500 - 7.999                                                   455                      $12,238,426                 8.96
8.000 - 8.499                                                   747                      $19,293,018                 14.12
8.500 - 8.999                                                  1,197                     $34,210,495                 25.03
9.000 - 9.499                                                   880                      $26,165,618                 19.15
9.500 - 9.999                                                   688                      $21,322,436                 15.60
10.000 - 10.499                                                 286                      $9,252,202                  6.77
10.500 - 10.999                                                 163                      $5,070,463                  3.71
11.000 - 11.499                                                 62                       $1,823,994                  1.33
11.500 - 11.999                                                 33                       $1,087,174                  0.80
12.000 - 12.499                                                 12                        $340,019                   0.25
12.500 - 12.999                                                 6                         $151,667                   0.11
13.000 - 13.499                                                 2                         $106,981                   0.08
14.500                                                          1                         $63,953                    0.05
--------------------------------------------------------------------------------------------------------------------------------

Total                                                         4,647                     $136,660,644                100.00      %
=================================================================================================================================


                                      Mortgage Loan Principal Balance for the Mortgage Loans
                                                     as of the Reference Date

                                                                                        Aggregate             Percent of the
                                                                                        Principal             Reference Date
Range of Mortgage Loan                                      Number of                    Balance                 Aggregate
Principal Balances($)                                     Mortgage Loans               Outstanding           Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
0.01 - 10,000.00                                               281                       $2,216,358                1.62         %
10,000.01 - 20,000.00                                         1,335                     $20,622,487                15.09
20,000.01 - 30,000.00                                         1,355                     $33,613,592                24.60
30,000.01 - 40,000.00                                          779                      $26,837,602                19.64
40,000.01 - 50,000.00                                          415                      $18,572,585                13.59
50,000.01 - 75,000.00                                          341                      $20,319,669                14.87
75,000.01 - 100,000.00                                         109                      $9,510,700                 6.96
100,000.01 - 150,000.00                                        24                       $2,897,117                 2.12
150,000.01 - 200,000.00                                         3                        $497,248                  0.36
250,000.01 - 300,000.00                                         4                       $1,122,412                 0.82
350,000.01 - 500,000.00                                         1                        $450,873                  0.33
--------------------------------------------------------------------------------------------------------------------------------

Total                                                         4,647                    $136,660,644               100.00        %
=================================================================================================================================

                                       Combined Loan-to-Value Ratios for the Mortgage Loans
                                                     as of the Reference Date

                                                                                        Aggregate             Percent of the
                                                                                        Principal             Reference Date
Range of Combined Loan-to-Value                             Number of                    Balance                 Aggregate
Ratios(%)                                                 Mortgage Loans               Outstanding           Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
0.01 - 10.00                                                     7                       $159,989                     0.12      %
10.01 - 20.00                                                    36                     $1,603,339                    1.17
20.01 - 25.00                                                    3                        $77,068                     0.06
25.01 - 30.00                                                    8                       $441,578                     0.32
30.01 - 35.00                                                    6                       $650,636                     0.48
35.01 - 40.00                                                    8                       $335,638                     0.25
40.01 - 45.00                                                    5                       $239,278                     0.18
45.01 - 50.00                                                    10                      $321,506                     0.24
50.01 - 55.00                                                    11                      $513,868                     0.38
55.01 - 60.00                                                    18                      $681,276                     0.50
60.01 - 65.00                                                    42                     $1,721,671                    1.26
65.01 - 70.00                                                    46                     $1,735,147                    1.27
70.01 - 75.00                                                    66                     $2,950,511                    2.16
75.01 - 80.00                                                   126                     $5,776,165                    4.23
80.01 - 85.00                                                   176                     $3,548,260                    2.60
85.01 - 90.00                                                  1,394                    $33,812,356                   24.74
90.01 - 95.00                                                  1,522                    $44,249,297                   32.38
95.01 - 100.00                                                 1,163                    $37,843,061                   27.69
--------------------------------------------------------------------------------------------------------------------------------

Total                                                          4,647                   $136,660,644                   100.00     %
==================================================================================================================================


                                State Distribution of Mortgaged Properties for the Mortgage Loans
                                                     as of the Reference Date

                                                                                        Aggregate             Percent of the
                                                                                        Principal             Reference Date
                                                            Number of                    Balance                 Aggregate
State                                                     Mortgage Loans               Outstanding           Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
Alaska                                                           7                       $208,089                   0.15        %
Alabama                                                          71                     $1,486,331                  1.09
Arizona                                                         109                     $3,265,233                  2.39
California                                                      626                     $25,568,150                 18.71
Colorado                                                        124                     $4,257,660                  3.12
Connecticut                                                      21                      $978,288                   0.72
District of Columbia                                             6                       $244,502                   0.18
Delaware                                                         4                       $104,538                   0.08
Florida                                                         164                     $4,853,888                  3.55
Georgia                                                         443                     $15,436,470                 11.30
Hawaii                                                           37                     $1,359,243                  0.99
Iowa                                                             5                       $151,824                   0.11
Idaho                                                            40                      $779,664                   0.57
Illinois                                                        111                     $3,042,856                  2.23
Indiana                                                          42                     $1,007,183                  0.74
Kentucky                                                         19                      $416,097                   0.30

                                State Distribution of Mortgaged Properties for the Mortgage Loans
                                                     as of the Reference Date

                                                                                        Aggregate             Percent of the
                                                                                        Principal             Reference Date
                                                            Number of                    Balance                 Aggregate
State (continued)                                         Mortgage Loans               Outstanding           Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
Lousiana                                                         18                      $553,218                    0.40
Massachusetts                                                    28                     $1,331,920                   0.97
Maryland                                                        110                     $3,938,120                   2.88
Maine                                                            3                        $92,610                    0.07
Michigan                                                        104                     $2,818,603                   2.06
Minnesota                                                        19                      $666,312                    0.49
Missouri                                                         38                      $922,930                    0.68
Mississippi                                                      13                      $262,558                    0.19
Montana                                                          18                      $381,850                    0.28
North Carolina                                                   54                     $1,674,750                   1.23
North Dakota                                                     2                        $23,570                    0.02
Nebraska                                                         11                      $202,602                    0.15
New Hampshire                                                    8                       $218,778                    0.16
New Jersey                                                       46                     $1,405,768                   1.03
New Mexico                                                       44                     $1,074,714                   0.79
Nevada                                                           56                     $1,769,141                   1.29
New York                                                         81                     $2,707,269                   1.98
Ohio                                                             67                     $1,684,519                   1.23
Oklahoma                                                         51                     $1,011,329                   0.74
Oregon                                                          159                     $4,210,853                   3.08
Pennsylvania                                                    127                     $2,740,189                   2.01
Rhode Island                                                     4                       $134,009                    0.10
South Carolina                                                   14                      $283,347                    0.21
South Dakota                                                     1                        $26,778                    0.02
Tennessee                                                        57                     $1,256,519                   0.92
Texas                                                          1,242                    $27,854,900                  20.38
Utah                                                             97                     $2,725,291                   1.99
Virginia                                                        151                     $5,634,337                   4.12
Vermont                                                          3                        $68,001                    0.05
Washington                                                      156                     $4,684,289                   3.43
Wisconsin                                                        22                      $602,646                    0.44
West Virginia                                                    5                        $59,452                    0.04
Wyoming                                                          9                       $479,454                    0.35
--------------------------------------------------------------------------------------------------------------------------------

Total                                                          4,647                   $136,660,644                 100.00       %
==================================================================================================================================

                                        Type of Mortgaged Properties for the Mortgage Loans
                                                     as of the Reference Date

                                                                                        Aggregate             Percent of the
                                                                                        Principal             Reference Date
                                                            Number of                    Balance                 Aggregate
Property Type                                             Mortgage Loans               Outstanding           Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
Single-Family Detached Dwellings                               3,061                    $88,439,656                  64.71      %
Planned Unit Development                                       1,301                    $40,231,204                  29.44
Condominiums                                                    250                     $6,848,432                   5.01
Two Family Dwellings                                            27                      $1,042,222                   0.76
Three Family Dwellings                                           1                        $12,621                    0.01
Manufactured Housing (1)                                         7                        $86,509                    0.06
--------------------------------------------------------------------------------------------------------------------------------

Total                                                          4,647                   $136,660,644                 100.00       %
==================================================================================================================================

(1) Treated as real Property


                                              Occupancy Types for the Mortgage Loans
                                                     as of the Reference Date

                                                                                        Aggregate             Percent of the
                                                                                        Principal             Reference Date
                                                            Number of                    Balance                 Aggregate
Occupancy Type                                            Mortgage Loans               Outstanding           Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                 4,606                   $135,015,064                  98.80       %
Second Home                                                     24                      $1,111,629                   0.81
Non-owner Occupied                                              17                       $533,951                    0.39
--------------------------------------------------------------------------------------------------------------------------------

Total                                                          4,647                   $136,660,644                  100.00      %
==================================================================================================================================


                                    Remaining Months to Stated Maturity for the Mortgage Loans
                                                     as of the Reference Date

                                                                                        Aggregate             Percent of the
                                                                                        Principal             Reference Date
                                                            Number of                    Balance                 Aggregate
Remaining Terms to Maturity (Months)                      Mortgage Loans               Outstanding           Principal Balance
--------------------------------------------------------------------------------------------------------------------------------
1 - 120                                                         258                     $5,020,778                    3.67      %
121 - 180                                                      4,354                   $130,130,190                  95.22
181 - 240                                                       24                      $1,101,155                    0.81
241 - 300                                                        4                       $134,723                     0.10
301 - 360                                                        7                       $273,799                     0.20
--------------------------------------------------------------------------------------------------------------------------------

Total                                                          4,647                   $136,660,644                  100.00      %
==================================================================================================================================

                                                                  EXHIBIT 2



  THE                                                                                               Distribution Date:   11/25/03
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286

Officer:     Courtney Bartholomew                        Countrywide Home Loans Servicing LP
             212-815-3236                                    Asset Backed Certificates
Associate:   Sean O'Connell                                       Series 2002-S2
             212-815-6312


                                                    Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------------------------
                                     Certificate                          Pass
                        Class            Rate          Beginning       Through     Principal         Interest        Total
Class     Cusip      Description         Type          Balance        Rate (%)    Distribution     Distribution    Distribution
----------------------------------------------------------------------------------------------------------------------------------
1A1     126671QJ8      Senior        Var-Act/360              0.00    1.250000            0.00            0.00             0.00
2A1     126671QK5      Senior         Fix-30/360              0.00    3.204000            0.00            0.00             0.00
A2      126671QS8      Senior         Fix-30/360     31,663,065.95    4.599000    8,952,422.15      121,348.70     9,073,770.85
A3      126671QL3      Senior         Fix-30/360     30,745,000.00    5.337000            0.00      136,738.39       136,738.39
A4      126671QM1      Senior         Fix-30/360     11,180,000.00    5.703000            0.00       53,132.95        53,132.95
A5      126671QN9      Senior         Fix-30/360     43,000,000.00    5.478000            0.00      196,295.00       196,295.00
AIO     126671QP4      Strip IO       Var-30/360    145,613,065.95    2.115239            0.00      256,672.06       256,672.06
AR      126671QY5      Senior         Fix-30/360              0.00    3.204000            0.00            0.00             0.00

M1      126671QQ2      Junior         Fix-30/360     25,800,000.00    5.678000            0.00      122,077.00       122,077.00
M2      126671QR0      Junior         Fix-30/360      3,225,000.00    6.068000            0.00       16,307.75        16,307.75

Totals                                              145,613,065.95                8,952,422.15      902,571.85     9,854,994.00
----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------
                      Current                        Cumulative
                     Realized        Ending           Realized
Class     Cusip       Losses        Balance            Losses
-----------------------------------------------------------------
1A1     126671QJ8      0.00                0.00         0.00
2A1     126671QK5      0.00                0.00         0.00
A2      126671QS8      0.00       22,710,643.80         0.00
A3      126671QL3      0.00       30,745,000.00         0.00
A4      126671QM1      0.00       11,180,000.00         0.00
A5      126671QN9      0.00       43,000,000.00         0.00
AIO     126671QP4      0.00      136,660,643.80         0.00
AR      126671QY5      0.00                0.00         0.00

M1      126671QQ2      0.00       25,800,000.00         0.00
M2      126671QR0      0.00        3,225,000.00         0.00

Totals                 0.00      136,660,643.80         0.00
-----------------------------------------------------------------




For Class A-IO the interest distribution of $256,672.06 includes the following amounts:
$0.43 investment earnings from the Class A-IO carryover reserve fund and $256,671.63 monthly interest distribution.




  THE                                                                                                Distribution Date:   11/25/03
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286

Officer:     Courtney Bartholomew                        Countrywide Home Loans Servicing LP
             212-815-3236                                    Asset Backed Certificates
Associate:   Sean O'Connell                                       Series 2002-S2
             212-815-6312


                                                            Principal Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                            Original          Beginning           Scheduled                        Unscheduled          Net
                          Certificate        Certificate          Principal        Accretion        Principal        Principal
Class       Cusip           Balance            Balance           Distribution      Principal       Adjustments      Distribution
-----------------------------------------------------------------------------------------------------------------------------------
1A1       126671QJ8     135,000,000.00               0.00              0.00           0.00            0.00                  0.00
2A1       126671QK5     110,100,000.00               0.00              0.00           0.00            0.00                  0.00
A2        126671QS8      70,950,000.00      31,663,065.95      8,952,422.15           0.00            0.00          8,952,422.15
A3        126671QL3      30,745,000.00      30,745,000.00              0.00           0.00            0.00                  0.00
A4        126671QM1      11,180,000.00      11,180,000.00              0.00           0.00            0.00                  0.00
A5        126671QN9      43,000,000.00      43,000,000.00              0.00           0.00            0.00                  0.00
AIO       126671QP4     430,000,100.00     145,613,065.95              0.00           0.00            0.00                  0.00
AR        126671QY5             100.00               0.00              0.00           0.00            0.00                  0.00
-----------------------------------------------------------------------------------------------------------------------------------
M1        126671QQ2      25,800,000.00      25,800,000.00              0.00           0.00            0.00                  0.00
M2        126671QR0       3,225,000.00       3,225,000.00              0.00           0.00            0.00                  0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                  430,000,100.00     145,613,065.95      8,952,422.15           0.00            0.00          8,952,422.15
-----------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------
                          Current           Ending            Ending
                          Realized       Certificate       Certificate
Class       Cusip          Losses           Balance           Factor
--------------------------------------------------------------------------
1A1       126671QJ8          0.00                 0.00     0.00000000000
2A1       126671QK5          0.00                 0.00     0.00000000000
A2        126671QS8          0.00        22,710,643.80     0.32009364059
A3        126671QL3          0.00        30,745,000.00     1.00000000000
A4        126671QM1          0.00        11,180,000.00     1.00000000000
A5        126671QN9          0.00        43,000,000.00     1.00000000000
AIO       126671QP4          0.00       136,660,643.80     0.31781537679
AR        126671QY5          0.00                 0.00     0.00000000000
------------------------------------------------------------------------
M1        126671QQ2          0.00        25,800,000.00     1.00000000000
M2        126671QR0          0.00         3,225,000.00     1.00000000000
------------------------------------------------------------------------
Totals                       0.00       136,660,643.80
------------------------------------------------------------------------


                                                                Page 2




  THE                                                                                                 Distribution Date:   11/25/03
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286

Officer:     Courtney Bartholomew                        Countrywide Home Loans Servicing LP
             212-815-3236                                    Asset Backed Certificates
Associate:   Sean O'Connell                                       Series 2002-S2
             212-815-6312


                                            Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------
              Beginning         Pass             Accrued      Cumulative                       Total            Net
             Certificate       Through           Optimal        Unpaid       Deferred        Interest        Prepayment
Class          Balance         Rate (%)         Interest       Interest      Interest          Due          Int Shortfall
----------------------------------------------------------------------------------------------------------------------------
1A1                  0.00      1.250000              0.00        0.00          0.00               0.00          0.00
2A1                  0.00      3.204000              0.00        0.00          0.00               0.00          0.00
A2          31,663,065.95      4.599000        121,348.70        0.00          0.00         121,348.70          0.00
A3          30,745,000.00      5.337000        136,738.39        0.00          0.00         136,738.39          0.00
A4          11,180,000.00      5.703000         53,132.95        0.00          0.00          53,132.95          0.00
A5          43,000,000.00      5.478000        196,295.00        0.00          0.00         196,295.00          0.00
AIO        145,613,065.95      2.115239        256,672.06        0.00          0.00         256,672.06          0.00
AR                   0.00      3.204000              0.00        0.00          0.00               0.00          0.00
----------------------------------------------------------------------------------------------------------------------------
M1          25,800,000.00      5.678000        122,077.00        0.00          0.00         122,077.00          0.00
M2           3,225,000.00      6.068000         16,307.75        0.00          0.00          16,307.75          0.00
----------------------------------------------------------------------------------------------------------------------------
Totals     145,613,065.95                      902,571.85        0.00          0.00         902,571.85          0.00
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------
               Unscheduled
                 Interest         Interest
Class           Adjustment          Paid
----------------------------------------------
1A1                0.00                0.00
2A1                0.00                0.00
A2                 0.00          121,348.70
A3                 0.00          136,738.39
A4                 0.00           53,132.95
A5                 0.00          196,295.00
AIO                0.00          256,672.06
AR                 0.00                0.00
----------------------------------------------
M1                 0.00          122,077.00
M2                 0.00           16,307.75
----------------------------------------------
Totals             0.00          902,571.85
----------------------------------------------



                                                                  Page 3




  THE                                                                                                 Distribution Date:   11/25/03
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286

Officer:     Courtney Bartholomew                        Countrywide Home Loans Servicing LP
             212-815-3236                                    Asset Backed Certificates
Associate:   Sean O'Connell                                       Series 2002-S2
             212-815-6312



                                                                    Current Payment Information
                                                                       Factors per $1,000
-------------------------------------------------------------------------------------------------------------------
                                    Original              Beginning Cert.
                                  Certificate                Notional          Principal            Interest
Class           Cusip               Balance                  Balance          Distribution        Distribution
-------------------------------------------------------------------------------------------------------------------
1A1           126671QJ8         135,000,000.00             0.000000000         0.000000000         0.000000000
2A1           126671QK5         110,100,000.00             0.000000000         0.000000000         0.000000000
A2            126671QS8          70,950,000.00           446.272952079       126.179311487         1.710341089
A3            126671QL3          30,745,000.00         1,000.000000000         0.000000000         4.447500000
A4            126671QM1          11,180,000.00         1,000.000000000         0.000000000         4.752500000
A5            126671QN9          43,000,000.00         1,000.000000000         0.000000000         4.565000000
AIO           126671QP4         430,000,100.00           338.634958341         0.000000000         0.596911619
AR            126671QY5                 100.00             0.000000000         0.000000000         0.000000000
-------------------------------------------------------------------------------------------------------------------
M1            126671QQ2          25,800,000.00         1,000.000000000         0.000000000         4.731666667
M2            126671QR0           3,225,000.00         1,000.000000000         0.000000000         5.056666667
-------------------------------------------------------------------------------------------------------------------
Totals                          430,000,100.00           338.634958341        20.819581554         2.099003814
-------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------
                                 Ending Cert.        Pass
                                  Notional          Through
Class           Cusip             Balance           Rate (%)
---------------------------------------------------------------
1A1           126671QJ8           0.000000000      1.250000
2A1           126671QK5           0.000000000      3.204000
A2            126671QS8         320.093640592      4.599000
A3            126671QL3       1,000.000000000      5.337000
A4            126671QM1       1,000.000000000      5.703000
A5            126671QN9       1,000.000000000      5.478000
AIO           126671QP4         317.815376787      2.115239
AR            126671QY5           0.000000000      3.204000
---------------------------------------------------------------
M1            126671QQ2       1,000.000000000      5.678000
M2            126671QR0       1,000.000000000      6.068000
---------------------------------------------------------------
Totals                          317.815376787
---------------------------------------------------------------




  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                            Series 2002-S2
Associate: Sean O'Connell
           212-815-6312

Pool Level Data
Distribution Date                                                                                                          11/25/03
Cut-off Date                                                                                                                6/ 1/02
Determination Date                                                                                                         11/ 1/03
Accrual Period 30/360                                                        Begin                                         10/ 1/03
                                                                             End                                           11/ 1/03
Number of Days in 30/360 Accrual Period                                                                                          30

Accrual Period Actual Days                                                   Begin                                         10/27/03
                                                                             End                                           11/25/03
Number of Days in Actual Accrual Period                                                                                          29


--------------------------------------------------------------------
                      Collateral Information
--------------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                                 430,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                                    145,613,065.95
Ending Aggregate Pool Stated Principal Balance                                                                       136,660,643.80

Beginning Aggregate Certificate Stated Principal Balance                                                             145,613,065.95
Ending Aggregate Certificate Stated Principal Balance                                                                136,660,643.80

Beginning Aggregate Loan Count                                                                                                 4908
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 261
Ending Aggregate Loan Count                                                                                                    4647

Beginning Weighted Average Loan Rate (WAC)                                                                                8.955633%
Ending Weighted Average Loan Rate (WAC)                                                                                   8.950345%

Beginning Net Weighted Average Loan Rate                                                                                  7.438107%
Ending Net Weighted Average Loan Rate                                                                                     7.433544%

Weighted Average Maturity (WAM) (Months)                                                                                        161

Servicer Advances                                                                                                         22,149.20

Aggregate Pool Prepayment                                                                                              8,605,991.04
Pool Prepayment Rate                                                                                                    51.9458 CPR






Certificate Account



                                                                 Page 1




  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                            Series 2002-S2
Associate: Sean O'Connell
           212-815-6312



Beginning Balance                                                                                                              0.00

Deposit
Payments of Interest and Principal                                                                                    10,029,632.48
Liquidation Proceeds                                                                                                           0.00
All Other Proceeds                                                                                                             0.00
Other Amounts                                                                                                                  0.00
                                                                                                                     --------------
Total Deposits                                                                                                        10,029,632.48


Withdrawals
Reimbursement of Servicer Advances                                                                                             0.00
Payment of Master Servicer Fees                                                                                           52,260.15
Payment of Sub Servicer Fees                                                                                                   0.00
Payment of Other Fees                                                                                                          0.00
Payment of Insurance Premium(s)                                                                                                0.00
Payment of Personal Mortgage Insurance                                                                                   122,378.77
Other Permitted Withdrawal per the Pooling and Service Agreement                                                               0.00
Payment of Principal and Interest                                                                                      9,854,993.99
                                                                                                                     --------------
Total Withdrawals                                                                                                     10,029,632.91

Ending Balance                                                                                                           122,378.34


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  8,411.96
Compensation for Gross PPIS from Servicing Fees                                                                            8,411.96
Other Gross PPIS Compensation                                                                                                  0.00
                                                                                                                     --------------
Total Net PPIS (Non-Supported PPIS)                                                                                            0.00


Master Servicing Fees Paid                                                                                                52,260.15
Insurance Premium(s) Paid                                                                                                      0.00
Personal Mortgage Insurance Fees Paid                                                                                    122,378.77
Other Fees Paid                                                                                                                0.00
                                                                                                                     --------------
Total Fees                                                                                                               174,638.92

--------------------------------------------------------------------
                     Delinquency Information
--------------------------------------------------------------------

Group 1
-------

                                                                  Page 2


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                            Series 2002-S2
Associate: Sean O'Connell
           212-815-6312


--------------------------------------------------------------------
                     Delinquency Information
--------------------------------------------------------------------

Group 1
-------

Delinquency                                                   30-59 Days          60-89 Days          90+ Days               Totals
-----------                                                   ----------          ----------          --------               ------

Scheduled Principal Balance                                   820,988.05          157,332.36        949,397.30         1,927,717.71
Percentage of Total Pool Balance                               0.600749%           0.115126%         0.694712%            1.410587%
Number of Loans                                                       26                   6                28                   60
Percentage of Total Loans                                      0.559501%           0.129116%         0.602539%            1.291156%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---

Scheduled Principal Balance                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

Book Value of all REO Loans                                                                                                    0.00
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                        0.00
Additional Gains (Recoveries)/Losses                                                                                           0.00
Total Realized Losses                                                                                                          0.00


---------------------------------------------------------------------
          Subordination/Credit Enhancement Information
---------------------------------------------------------------------

Credit Support                                                                                        Original              Current
--------------                                                                                        --------              -------

Class A                                                                                         400,975,100.00       107,635,643.80
Class A Percentage                                                                                  93.250002%           78.761259%

Class M1                                                                                         25,800,000.00        25,800,000.00
Class M1 Percentage                                                                                  5.999999%           18.878881%

Class M2                                                                                          3,225,000.00         3,225,000.00
Class M2 Percentage                                                                                  0.750000%            2.359860%



                                                              Page 3




  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286
                                                       Countrywide Home Loans Servicing LP
Officer:   Courtney Bartholomew                            Asset Backed Certificates
           212-815-3236                                            Series 2002-S2
Associate: Sean O'Connell
           212-815-6312


--------------------------------------------------------------------
                    Seller Loss Coverage Obligation
--------------------------------------------------------------------

Original Seller Loss Coverage Amount                                                                                   9,030,002.10
Current Loss Amount                                                                                                            0.00
Cumulative Loss Amount                                                                                                   237,985.33
Seller Loss Coverage Remaining Amount                                                                                  8,792,016.77



                                                                Page 4